Exhibit 4(j)

                    Amendment One
                         to
           Harnischfeger Industries, Inc.
          Stock Employee Compensation Trust

          THIS AMENDMENT (the "Amendment") made
effective as of January 1, 1994, adopted by Harnischfeger Industries, Inc., a Delaware corporation, and Marshall & Ilsley Trust Company, a Wisconsin corporation.

          WHEREAS, pursuant to a trust agreement
(the "Agreement") made effective as of March 23, 1993, Harnischfeger Industries, Inc. (the
"Company") and Marshall & Ilsley Trust Company
(the "Trustee") established a trust (the "Trust") known as the Harnischfeger Industries, Inc. Stock
Employee Compensation Trust;

          WHEREAS, the Agreement provides that the Company retains the power to amend the Trust to correct any errors or clarify any ambiguities or similar issues of interpretation in the Agreement;

          WHEREAS, the Agreement provides for the
voting by the Trustee of shares of the Company's common stock held in the Trust Fund (as defined in the Agreement);

          WHEREAS, it is the intent of the Company that, in voting shares of the Company's common stock in the Trust Fund, the Trustee follow directions of each Plan Participant (as defined in the Agreement) and each trustee of any trust established under a DC Plan (as defined in the Agreement) in proportion to the number of shares of the Company's common stock allocated to such Plan Participant or trust during the Relevant
Period which is defined in the Agreement to be the period from the beginning of fiscal year 1992 until the end of the close of business on the 30th day prior to the date of the relevant stockholders' meeting;

          WHEREAS, the Company and Trustee
consider it desirable to correct or clarify any error or ambiguity that may exist as to the voting by the Trustee of shares of the Company's common stock held in the Trust Fund;

          NOW, THEREFORE, by virtue and in
exercise of the power reserved to the Company by
Section 8.1 of the Agreement, the

Agreement be and hereby is amended, effective as of the date first mentioned above, in the following particulars:

          By substituting for Section 5.4 (a) of
the Agreement the following:
               (a)  Voting of Company Stock.  The
Trustee shall follow the directions of each Plan
Participant, or in the case of a DC Plan, each trustee of any trust established under a DC Plan, as to the manner in which shares of Company Stock held by the Trust are to be voted on each matter brought before an annual or special stockholders' meeting of the Company or the manner in which any consent is to be executed, in each case as provided below. Before each such meeting of stockholders, the Trustee shall cause to be furnished to each Plan Participant and to the trustee of each trust established under each DC
Plan, as the case may be, a copy of the proxy solicitation material received by the Trustee, together with a form requesting confidential instructions as to how to vote the shares of Company Stock held by the Trustee. Upon timely receipt of directions from the Plan Participants and of the DC Plans Trustee Certification, as the case may be, the Trustee shall on each such matter vote the number of shares (including fractional shares) of Company Stock held by the Trust as follows:

          The Trustee shall first divide the
Company Stock held in the Trust Fund into those shares to be directed by Plan participants other than with respect to each DC Plan ("Participant
Shares") and those to be directed pursuant to the DC Plans Trustee Certification ("DC Shares"), which division shall be in the same ratio as the cumulative number of shares of Company Stock allocated to the Plans other than the DC Plans, whether or not from the Trust, from the beginning of fiscal year 1992 until the end of the close of business on the 30th day prior to the date of such stockholders' meeting (the "Relevant Period") bears to the number of shares of Company Stock allocated to the DC Plans, whether or not from the Trust, with respect to such period.

          The Participant Shares shall be voted by the Trustee as directed by the Plan Participants with each Plan Participant directing a number of shares of Company Stock (the "Participant Directed
Amount") equal to the product of (x) the total number of Participant Shares and (y) a fraction, the numerator of which is the number of Shares of Company Stock allocated to such Plan Participant for the Relevant Period (as reflected in the Plan
Committee Certification) and the denominator of which is the total number of shares of Company
Stock allocated to all Plan Participants during the Relevant Period, other than by reason of allocations to a DC Plan. Any Participant Shares for which the Trustee does not receive a signed voting-direction instrument shall be voted for, against or to abstain in the same proportions as those Participant Shares for which the Trustee did receive instructions. Notwithstanding the foregoing, if more than 15% of the

Company Stock held by the Trust would be Participant Shares directed by Plan Participants subject to Section 16(a) of the Securities
Exchange Act of 1934, as amended (the "Section 16
Officers"), who are not otherwise excluded from voting on the particular matter, shares of Company
Stock in excess of such percentage held by the Trust which would be voted in accordance with the instructions of such participants shall instead be voted in the same proportion as all other Company
Stock held by the Trustee is voted.

          For purposes of this Section 5.4, the
Trustee shall, with respect to each DC Plan, assign to each DC Participant, a number of shares
(the "DC Participant Directed Amount") equal to the product of (x) the total number of DC Shares, and (y) a fraction, the numerator of which is the number of shares of Company Stock allocated to such DC Participant's account in any DC Plan for the Relevant Period, whether or not from the Trust, and the denominator of which is the total number of shares of Company Stock contributed to the trustees of the trusts established under all the DC Plans with respect to the Relevant Period, whether or not from the Trust, in each case, as reflected in the DC Plans Trustee Certification.
Each share assigned to each DC Participant in accordance with the previous sentence shall be voted in accordance with such participant's direction to the trustee of the DC Plan in which he participates with respect to shares of Company
Stock allocated to his account in such DC Plan, as reflected in the DC Plans Trustee Certification.
Any DC Shares which remain undirected pursuant to the foregoing provisions shall be voted for, against or to abstain in the same proportions as the DC Shares for which the Trustee is directed as provided above.

          Similar provisions shall apply in the
case of any action by shareholder consent without a meeting.

          IN WITNESS WHEREOF, the Company has
caused this amendment to be executed on its behalf by the undersigned duly authorized officer this 31 day of January, 1994.

                    HARNISCHFEGER INDUSTRIES, INC.


                    Jeffery T. Grade

                    By: \s\Jeffery T. Grade
                         ------------------
                    Its: Chairman and Chief
                         Executive Officer


                    ATTEST:  \s\ Kenneth J. Stark
                              -------------------
                              Kenneth J. Stark
                              Assistant Treasurer

The Trustee hereby consents to the foregoing amendment.

MARSHALL & ILSLEY TRUST COMPANY


------------------------------

By: /s/James L. Neubauer
     -------------------------
Its: Vice President
     -------------------------

Date: 3/24/94

ATTEST  /s/Forrest Dupre
        ----------------------
ITS     Vice President
        ----------------------



                         Exhibit 4(k)

                    Amendment Two
                         to
           Harnischfeger Industries, Inc.
          Stock Employee Compensation Trust

          THIS AMENDMENT (the "Amendment") made
effective as of May 6, 1995, adopted by
Harnischfeger Industries, Inc., a Delaware corporation, and Marshall & Ilsley Trust Company, a Wisconsin corporation.

          WHEREAS, pursuant to a trust agreement
(the "Agreement") made effective as of March 23, 1993, Harnischfeger Industries, Inc. (the
"Company") and Marshall & Ilsley Trust Company
(the "Trustee") established a trust (the "Trust") known as the Harnischfeger Industries, Inc. Stock
Employee Compensation Trust;

          WHEREAS, the Company deems it desirable
to amend the Agreement to provide for more efficient administration of the Trust.

          NOW, THEREFORE, by virtue and in
exercise of the power reserved to the Company by
Section 8.1 of the Agreement, the Agreement be and hereby is amended, effective as of the date first mentioned above, in the following particulars:

          I.   By substituting for Section 2.1 of
the Agreement the following:

          2.1  Contributions. The Company shall
contribute to the Trust in cash such amount, which together with dividends, as provided in Section
2.2, and any other earnings of the Trust, shall enable the Trustee to make all payments of principal and interest due during an Allocation
Cycle under the Loan on a timely basis. Unless otherwise expressly provided herein, the Trustee shall apply all such contributions, dividends and earnings to the payment of principal and interest due under the Loan. If, at the end of any Allocation Cycle, no such contribution has been made in cash, such contribution shall be deemed to have been made in the form of forgiveness of principal and interest on the Loan to the extent of the Company s failure to make contributions as required by this Section 2.1. All contributions made under the Trust shall be delivered to the Trustee. The Trustee shall be accountable for all contributions received by it, but shall have no duty to require any contributions to be made to it.

          II.  By substituting for Section 6.2 of
the Agreement the following:

          6.2  Fiscal Year.   The fiscal year of
the Trust shall be the twelve month period beginning on November 1 and ending on October 31 of each calendar year.



          IN WITNESS WHEREOF, the Company has
caused this amendment to be executed on its behalf by the undersigned duly authorized officer this 18th day of October, 1995.

                    HARNISCHFEGER INDUSTRIES, INC.


                        /s/Jeffery T. Grade
                    -----------------------
                    By:    Jeffery T. Grade

                    Its: Chairman and Chief
                         Executive Officer





The Trustee hereby consents to the foregoing amendment.

MARSHALL & ILSLEY TRUST COMPANY


    /s/Charlene Kehrmann
     ------------------------
By: Charlene Kehrmann

Its: Vice President

Date: 11/21/95

     /s/Steven P. Palmer
     ------------------------
By:  Steven P. Palmer
Its: Vice President
Date:  11/22/95